UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): February 10, 2004

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant’s telephone number)

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

        On February 10, 2004, the Board of Directors of Journal Communications, Inc. (the “Company”) approved amendments to the Company’s Code of Ethics applicable to the Chief Executive Officer and senior financial and accounting officers and employees. The amendments were previously approved by the Nominating and Corporate Governance Committee, which recommended the amendments for approval to the full Board of Directors. The amendments clarified that those covered by the Code of Ethics must (i) promptly report violations of the Code of Ethics and other ethics policies of the Company’s subsidiaries and (ii) acknowledge that they are responsible and accountable for adherence to the Code of Ethics and other ethics policies of the Company’s subsidiaries applicable to them. The Code of Ethics is posted on the Company’s website at www.jc.com.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 10, 2004	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and
General Counsel